AMENDED AND RESTATED SUBSCRIPTION AGREEMENT

This AMENDED AND RESTATED SUBSCRIPTION AGREEMENT (this “Agreement”) is made and entered into effective as of June 27, 2008 (the “Effective Date”), by and between KAL Energy, Inc., a Delaware corporation (the “Company”), and the subscribers listed on Exhibit A attached hereto (each, a “Subscriber” and collectively, the “Subscribers”).

RECITALS

A. The Company and the Subscribers are parties to those certain Subscription Agreements, each dated as of June 10, 2007 (the “Original Agreements”), pursuant to which the Company issued and sold to the Subscribers an aggregate of 937,500 shares of its common stock at a purchase price of $0.80 per share, resulting in gross proceeds to the Company of approximately $750,000. Pursuant to the Original Agreements, the Company agreed to issue to the Subscribers warrants to purchase an aggregate of 937,500 shares of its common stock at an exercise price of $1.428 per share (each, a “June 2007 Warrant”). The transaction described in this Recital A shall be referred to herein as the “June 2007 Financing.”

B. Subsequent to the closing of the June 2007 Financing, a dispute arose between the Company and the Subscribers as a result of administrative non-conformance relating to the Original Agreements (the “Dispute”).

C. Following negotiations with the Subscribers, the Company agreed to resolve the Dispute by (i) reducing the purchase price for the shares of the Company’s common stock issued in the June 2007 Financing from $0.80 per share to $0.15 per share, which price represents the purchase price for shares of the Company’s common stock issued to certain investors in a private placement offering between March and June 2008 (the “New Purchase Price”), and (ii) increasing the aggregate number of shares issued to the Subscribers from 937,500 shares to 5,000,000 shares. In addition, the Company and the Subscribers agreed to cancel and terminate the Warrants.

D. The Company and the Subscribers desire that this Agreement shall amend, restate and supersede the Original Agreements, and acknowledge that the Original Agreements shall be terminated concurrent with the execution of this Agreement, and the Company and the Subscribers agree that the Subscribers shall acquire such number of shares of the Company’s common stock (the “Shares”) as are set forth opposite each Subscriber’s name on Exhibit A attached hereto at the New Purchase Price, on the terms and subject to the conditions set forth herein (the “Subscription”).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Subscription.

(a) Subject to the terms and conditions hereof, the Subscribers hereby tender this Subscription to purchase that certain number of Shares set forth opposite each Subscriber’s name on Exhibit A attached hereto at the New Purchase Price contemporaneous with the delivery of an executed copy of this Agreement.

(b) The Company acknowledges and agrees that each Subscriber previously tendered payment of the total aggregate purchase price for his, her or its Shares, in the amount set forth opposite each Subscriber’s name on Exhibit A attached hereto, to the Company. The Subscription is irrevocable and shall be made by delivery of this Agreement to the Company.

2. Acceptance of Agreement. The Company proposes to issue up to 5,000,000 shares of its common stock to the Subscribers for an aggregate maximum purchase price of $750,000. The Company shall have the right to accept or reject this Subscription, in whole or in part, in its sole and absolute discretion. In addition, the Company shall have the right to reject this Subscription Agreement if it believes for any reason that any Subscriber is not a “non-U.S. person” within the meaning of Regulation S (“Regulation S”) promulgated by the Securities Act of 1933, as amended (the “Securities Act”). This Agreement shall be deemed to be accepted by the Company only when the Company executes the Agreement in the space provided. Upon execution of this Agreement by the Company, the Company will forward a fully executed copy of same to each Subscriber’s address as set forth on the signature page hereof.

3. Cancellation of June 2007 Warrants. Each Subscriber hereby agrees and acknowledges that by virtue of this Agreement, as of the Effective Date, each June 2007 Warrant shall be cancelled and terminated, and such Subscriber shall have no further rights thereunder. Each Subscriber acknowledges and agrees that the Company did not issue such Subscriber a June 2007 Warrant and that such Subscriber does not hold, and has not held, a June 2007 Warrant. Each Subscriber, on behalf of himself, herself or itself, and on behalf of all spouses, heirs, predecessors, successors, assigns, representatives or agents of such Subscriber (including, without limitation, any trust of which such Subscriber is the trustee or which is for the benefit of such Subscriber or a member of his, her or its family), to the fullest extent permitted by law, hereby acknowledges that the consideration received by such Subscriber hereunder is in full satisfaction of any and all rights such Subscriber may have with respect the June 2007 Warrants and any other rights to purchase the Company’s capital stock as to which such Subscriber has any right, title or interest. Each Subscriber will, upon request, execute and deliver any additional documents reasonably requested by the Company as may be necessary or desirable to consummate the transactions contemplated by this Section 3.

4. Release of Claims; Waiver.

(a) Release of Claims. Except for the rights, duties, and obligations created by this Agreement, each Subscriber does hereby and forever fully and finally waive, release and discharge the Company, together with its representatives, administrators, agents, stockholders, directors, officers, employees, successors, assigns and all persons acting through, under, or in concert with them (hereinafter collectively referred to as the “Releasees”), from and against (i) any obligations the Company would otherwise have with respect to the Original Agreements and the June 2007 Warrants and (ii) any and all claims, demands, liabilities, obligations, promises, agreements, controversies, losses, rights, damages, expenses, attorneys fees, costs, and causes of action (hereinafter collectively referred to as “Claims”), whether known or unknown, suspected or unsuspected, and whether now existing or hereafter arising, and in any manner related to any act, omission, matter or event connected with or relating to the June 2007 Financing, the Original Agreements, the June 2007 Warrants or any other contract, agreement, or transaction entered into, contemplated by or relating to the June 2007 Financing, the Original Agreements and the June 2007 Warrants. Each Subscriber acknowledges that the Releasees are intended third party beneficiaries of his, her or its release of Claims and other obligations hereunder, and shall be entitled to enforce the provisions of this Agreement related to such release and obligations as though a party hereto.

(b) Waiver of Civil Code Section 1542. As part of the foregoing release, each Subscriber hereby waives the protection afforded to creditors under Section 1542 of the California Civil Code, and any substantially similar provisions under the laws of the United States, any state of the United States or any foreign state. Section 1542 provides:

" A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor."

Each Subscriber hereby acknowledges that the waiver of the protection provided by Section 1542 and any substantially similar provisions under the laws of the United States, any state of the United States or any foreign state is a material inducement for the Company to enter into this Agreement and that each Subscriber intends to waive all protection provided by Section 1542 and its equivalents.

5. Closing: Conditions to Closing.

(a) Time and Place of Closing. Subject to Section 5(b) below, the closing of the sale and purchase of the Shares shall take place in the offices of the Company on such date and at such time as shall be selected by the Company (the “Closing”).

(b) Subscribers’ Conditions to Closing. Each Subscriber’s obligations hereunder are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

(i) Performance of the Company. The Company shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

(c) Company’s Conditions to Closing. The Company’s obligations hereunder are subject to acceptance by the Company of the Subscription, and to the fulfillment, prior to or at the Closing, of each of the following conditions:

(i) Representations and Warranties. The representations and warranties of each Subscriber contained in this Agreement shall be true and correct at the Closing.

(ii) Proceedings and Documents. The Company and Stradling Yocca Carlson & Rauth, its counsel, shall have received all such counterpart originals or certified or other copies of such documents as the Company may reasonably request.

(iii) Contribution. The Company acknowledges prior receipt from each Subscriber of his, her or its aggregate purchase price for the Shares.

6. Representation as to Investor Status. In order for the Company to offer and sell the Shares in compliance with Regulation S of the Securities Act the information set forth on the signature page hereto must be obtained regarding each Subscriber’s investor status.

7. Other Representations and Warranties of the Subscribers. Each Subscriber hereby represents and warrants to the Company, severally and not jointly, as follows:

(a) The Subscriber acknowledges and agrees that the offer and sales of the Shares have not been registered under the Securities Act and the Shares may not be offered or sold in the United States or to a “U.S. Person” as defined in Exhibit B attached hereto (“U.S. Person”) for at least a one (1) year period commencing on the date of the purchase (the “Restricted Period”) except pursuant to a registration statement which has been declared effective under Section 5 of the Securities Act unless an exemption from the registration requirements of the Securities Act is available. The Subscriber acknowledges and agrees that the certificates evidencing the Shares will contain a legend setting forth the foregoing restriction.

(b) The Subscriber acknowledges and agrees that any offer or sale in the United States or to a U.S. Person after expiration of the Restricted Period will be made in accordance with the requirements of the Securities Act. In that regard, any such offer or sale will be registered under the Securities Act or will be made pursuant to an exemption from such registration requirements. The Subscriber hereby confirms that it is acquiring the Shares for investment purposes and not with a view to the distribution of the Shares.

(c) The Shares are being acquired for the Subscriber’s own account for investment, with no present intention of distributing or selling any portion thereof within the meaning of the Securities Act, and will not be transferred by the Subscriber in violation of the Securities Act or the then applicable rules or regulations thereunder. No one other than the Subscriber has any interest in or any right to acquire the Shares. The Subscriber understands and acknowledges that the Company will have no obligation to recognize the ownership, beneficial or otherwise, of such Shares by anyone but the Subscriber.

(d) The Subscriber’s financial condition is such that the Subscriber is able to bear the risk of holding the Shares for an indefinite period of time and the risk of loss of the Subscriber’s entire investment in the Company.

(e) The Subscriber has had the opportunity to review the Company’s Annual Report on Form 10-KSB for the fiscal year ended May 31, 2007 (the “10-K”), and the other filings made by the Company with the United States Securities and Exchange Commission (the “SEC”) from time-to-time including, without limitation, the risk factors included in the 10-K (the “SEC Filings”).

(f) The Company has made available all additional information which the Subscriber has requested in connection with the Company and its representatives, and the Subscriber has been afforded an opportunity to make further inquiries of the Company and its representatives and the opportunity to obtain any additional information (to the extent the Company has such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of information contained in the SEC Filings.

(g) No representations or warranties have been made to the Subscriber by the Company, or any representative of the Company. The Subscriber expressly acknowledges that it has made its own investigation regarding the Company and is not relying on any other information regarding the Company other than as may be set forth in the SEC Filings and such information as may have been provided to the Subscriber in writing to verify the accuracy of information contained in the SEC Filings pursuant to Section 7(f) above.

(h) The Subscriber has investigated the acquisition of the Shares to the extent the Subscriber deemed necessary or desirable and the Company has provided the Subscriber with any assistance the Subscriber has requested in connection therewith.

(i) The Subscriber has such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of an investment in the Shares and of making an informed investment decision with respect thereto.

(j) The Subscriber agrees that the Company may refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act and qualification under the securities laws of all applicable states, or pursuant to an exemption from such registration or qualification requirements.

(k) The Subscriber acknowledges that the Subscriber is purchasing the Shares without being furnished any offering literature or prospectus other than the SEC Filings and this Agreement.

(l) The Subscriber is not, and, to the Subscriber’s knowledge after making due inquiry, no person who owns a controlling interest in or otherwise controls the Subscriber is, (i) listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control (“OFAC”), United States Department of the Treasury, and/or on any other similar list (collectively, the “Lists”) maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation of the United States; or (ii) a person (a “Designated Person”) either (A) included within the term ‘designated national’ as defined in the United States Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (B) designated under Sections 1(a), 1(b), 1(c) or 1(d) of Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) or similarly designated under any related enabling legislation or any other similar Executive Orders of the United States.

(m) The Subscriber requires, and has taken reasonable measures to ensure compliance with the requirement, that no person who owns any other direct interest in the Subscriber is or shall be listed on any of the Lists or is or shall become a Designated Person.

(n) The Subscriber has taken such measures as are required by the laws of the United States to assure that funds invested by the Subscriber in the Company are derived from legal sources.

(o) Neither the Subscriber nor, to the actual knowledge of the Subscriber after making due inquiry, any holder of a direct or indirect interest in the Subscriber (i) is under investigation by any United States governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, or any violation of any United States bank secrecy laws, (ii) has been assessed civil penalties under any United States anti-money laundering laws, or (iii) has had any of its funds seized or forfeited in an action under any United States anti-money laundering laws.

(p) The Subscriber has taken such measures as are required by applicable law to ensure that the Subscriber is in material compliance with all current and future United States anti-money laundering laws and all current and future United States laws, regulations and government guidance for the prevention of terrorism, terrorist financing and drug trafficking.

(q) The Subscriber has full power and authority to make the representations referred to herein, to purchase the Shares and to execute and deliver this Agreement.

(r) The Subscriber acknowledges and is aware of the following:

(i) The investment in the Shares is speculative and involves a high degree of risk of loss of the entire investment in the Company.

(ii) Certificates representing the Shares will carry substantially the following legend condition (in addition to any legends required under applicable state securities laws):

“THE OFFER AND SALE OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “1933 ACT”) AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED EXCEPT PURSUANT TO (i) THE PROVISIONS OF REGULATION S, PROMULGATED UNDER THE 1933 ACT, (ii) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT COVERING THE OFFER, SALE OR OTHER TRANSFER OF SUCH SECURITIES OR (iii) AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE 1933 ACT.”

(iii) There are substantial restrictions on the transferability of the Shares; the Subscriber may not be able to take advantage of the provisions of Rule 144 adopted by the United States Securities and Exchange Commission under the Securities Act with respect to the resale of the Shares and accordingly may have to hold the Shares indefinitely, and it may not be possible for the Subscriber to liquidate the investment in the Company.

(iv) No state or federal agency has made any finding or determination as to the fairness of the terms of the sale of the Shares or any recommendation or endorsement thereof.

(v) It never has been represented, guaranteed or warranted to the Subscriber by the Company, its agents or employees or any other person, expressly or impliedly, any of the following:

(A) The approximate or exact length of time that the Subscriber will be required to remain as owner of the Shares; or

(B) The profit or return, if any, to be realized by making an investment in the Company.

(s) The Subscriber understands that the foregoing representations and warranties are to be relied upon by the Company as a basis for exemption of the sale of the Shares under the Securities Act, under the securities laws of all applicable states and for other purposes.

The foregoing representations and warranties are true and accurate as of the date hereof and shall survive such date. If in any respect such representations and warranties shall not be true and accurate prior to the acceptance of the Subscription by the Company, the Subscriber shall give notice of such fact to the Company by facsimile with written confirmation of receipt, specifying which representations and warranties are not true and accurate and the reasons therefor.

8. Registration Rights.

(a) Registration on Form SB-2.

(i) Within sixty (60) days from the date of the Closing, the Company shall use its best efforts to ensure that a registration statement on Form S-1 (the “Form S-1”) is filed with the SEC and that each Subscriber’s Shares are included in such Registration Statement; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this paragraph 6(a): (A) if the Form S-1 is not available for such offering by the Subscribers; or (B) if the Company shall furnish to the Subscribers a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration under Form S-1 to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-1 or proportionally reduce the number of Shares included in such filing.

(ii) Subject to the foregoing, the Company shall use its best efforts to ensure that a registration statement covering the Shares is filed as soon as practicable after receipt of the request or requests of the Subscriber. If the Form S-1 is not available for such offering by the Subscribers, the Company shall use its best efforts to ensure that a registration statement on an available form of registration statement is filed within one hundred twenty (120) days from the date of the Closing.

(b) “Piggy Back” Registration. If at any time prior to the filing of the Form S-1 the Company shall determine to register under the Securities Act the offer and sale of any of its Shares (other than a registration relating solely to the sale of securities to participants in a Company employee benefits plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Shares or a registration in which the offer and sale of the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), it shall send to each Subscriber written notice of such determination and, if within fifteen (15) days after receipt of such notice, such Subscriber shall so request in writing, the Company shall use its best efforts to ensure that such registration statement includes all or any part of the Shares that such Subscriber requests to be registered. If the total amount of shares requested by any Subscriber to be included in such offering exceeds the amount of securities that the managing underwriter determines in its sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including the Shares, which the managing underwriter determines in its sole discretion will not jeopardize the success of the offering (the securities so included to be (A) first, to the Company, and (B) among the Subscribers requesting to sell the Shares and to other Subscribers holding registration rights, pro rata among the selling stockholders according to the total amount of securities owned by each such stockholder); all of the Company’s selling stockholders, including the Subscribers, shall not be reduced below 20% of the total number of securities to be provided in the registration. For purposes of the preceding parenthetical concerning apportionment, for any selling Subscriber which is a Subscriber of registrable Shares and which is a partnership or corporation, the partners, retired partners and shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder,” and any pro rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling stockholder,” as defined in this sentence. If any Subscriber disapproves of the terms of such underwriting, he, she or it may elect to withdraw therefrom by written notice to the Company and the underwriter.

(c) Expenses. In the case of a registration under this Section 8, the Company shall bear all reasonable costs and expenses of such registration, including, but not limited to, SEC filing fees, “blue sky” fees and expenses, and all OTC Bulletin Board, stock exchange listing and qualification fees; provided, however, that the Company shall nave no obligation to pay or otherwise bear (i) any portion of the underwriter’s commissions or discounts attributable to the Shares being offered and sold by the Subscribers, (ii) any stock transfer taxes, (iii) any fees of counsel for the selling Subscribers, or (iv) any of such expenses if the payment of such expenses by the Company is prohibited by the laws of a state in which such offering is qualified and only to the extent so prohibited; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun if the registration request is subsequently withdrawn at the request of the Subscribers initiating such registration (in which case, all Subscribers initiating such registration shall bear such expenses pro rata based upon the total number of Shares requested to be included therein by each such Subscriber).

(d) Transfer of Registration Rights. The registration rights of the Subscribers under this Section 8 may be transferred to any transferee provided that the transferor shall provide the Company with prompt written notice of such transfer. Notwithstanding the foregoing, the registration rights of the Subscribers under this Agreement may not be transferred to an entity, or a person controlled by, under common control with or controlling such entity, which is a direct competitor of the Company.

(e) Termination of Registration Rights. The obligations of the Company to register any Subscriber’s registrable Shares pursuant to this Section 8 shall terminate at such time as all Shares held by and issuable to such Subscriber (and its affiliates, partners, former partners, members and former members) may be sold pursuant to Rule 144, or pursuant to Regulation S, during any ninety (90) day period.

9. Indemnification. Each Subscriber hereby acknowledges that such Subscriber understands the meaning and legal consequences of the representations and warranties made by such Subscriber herein, and that the Company is relying on such representations and warranties in making the determination to accept or reject this Subscription. Each Subscriber hereby agrees to indemnify and hold harmless the Company and each employee and agent thereof from and against any and all loss, damage or liability due to or arising out of a breach of any representation or warranty of the undersigned contained in this Agreement.

10. Transferability. Each Subscriber agrees not to transfer or assign this Agreement, or any interest herein, unless in accordance with applicable federal and state securities laws.

11. No Revocation. Each Subscriber agrees that this Agreement and any agreement of such Subscriber made hereunder is irrevocable, and that this Agreement shall survive the death or disability of the undersigned, except as provided below in Section 12.

12. Termination of Agreement. If this Subscription is rejected by the Company, then and only then shall this Agreement be null and void and of no further force and effect, and no party shall have any rights against any other party hereunder, and the Company shall promptly return or cause to be returned to the undersigned this Agreement and any payment of the aggregate purchase price for such Subscriber’s Shares tendered hereunder.

13. Notices. All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, or delivered by facsimile with written confirmation of receipt to each Subscriber at such Subscriber’s address set forth below and to the Company at the address set forth on the cover hereof, or at such other place as the Company or any Subscriber may designate by written notice to the other party.

14. Expenses. Each Subscriber will pay such Subscriber’s own expenses relating to this Agreement, the ancillary documents attached hereto and the purchase of the Shares.

15. Amendments. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally but only with the written consent of each Subscriber and the Company.

16. Counterparts; Facsimile. This Agreement may be executed in any number of counterparts and may be delivered by electronic mail, telecopy or facsimile, each of which shall be an original but all of which taken together shall constitute one Agreement.

17. Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of law doctrine.

18. Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the District of Delaware or any court of the State of Delaware.

19. Obligations of the Subscribers. Each Subscriber hereby acknowledges and agrees that the Subscription hereunder is irrevocable, that such Subscriber is not entitled to cancel, terminate or revoke this Agreement or any agreements of such Subscriber hereunder and that this Agreement and such other agreements shall survive the death or disability of such Subscriber and shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns. If any Subscriber is more than one person, the obligations of such persons hereunder shall be joint and several and the representations, warranties, covenants, agreements and acknowledgments of such Subscriber herein contained shall be deemed to be made by and be binding upon each such person and his or her respective heirs, executors, administrators, successors, legal representatives and permitted assigns.

20. Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

21. Headings. As used in this Agreement, section and subsection headings are for convenience of reference only and shall not be used to modify, interpret, limit, expand or construe the terms of this Agreement.

22. Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations, covenants or agreements except as specifically set forth herein or therein.

23. Amendment and Restatement of Original Agreements. The Original Agreements are hereby amended in their entirety and restated herein. Upon execution of this Agreement, all provisions of, rights granted in and covenants made in the Original Agreements are hereby waived, released and superseded in their entirety and shall have no further force or effect.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Subscription Agreement this ____ day of June, 2008.

A.	Number of Shares for which Subscriber is subscribing: _______________.

B.	Subscription Amount (the number filled in A. multiplied by U.S.$0.15): U.S.$___________.

Please initial each category applicable to you as an investor in the Company.

________ (a) Subscriber is not a “U.S. Person.”

________ (b) At the time the offer to purchase the Shares was originated, Subscriber was outside the United States and is outside the United States as of the date of the Subscription and the delivery of this Agreement.

________ (c) Subscriber is purchasing the Shares for its own account and not on behalf of any U.S. Person and has no present intention of reselling the Shares into the United States. Subscriber has not pre-arranged a sale of the Shares to any U.S. Person. Subscriber will not use the Shares to cover short positions in the U.S. during the Restricted Period.

________ (d) Subscriber is not a “broker-dealer” as defined in Section 3 of the Securities Exchange Act of 1934.

________ (e) Subscriber is not an affiliate of a “broker-dealer.”

TYPE OF OWNERSHIP (CHECK ONE)

INDIVIDUAL SUBSCRIBER(S)	ENTITY SUBSCRIBER

_____ Individual Ownership	_____ Corporation (Please affix corporate seal on signature page)

_____ Joint Tenants with Right of Survivorship (both Tenants must sign)	_____ Partnership _____ Trust: Name of Trustee: ____________________________

_____ Husband and Wife as Community Property (both Spouses must sign)	Name of Trust: ____________________________

_____ Tenants-in-Common (all Tenants must sign)	Date of Trust Instrument:

_____ A Married (Man) (Woman) as (His) (Her) Separate Property	Beneficiary(ies):___________________________ _____ Other (Explain):___________________________ State of Formation of Entity:___________________________

(FOR INDIVIDUAL SUBSCRIBER(S))	(FOR ENTITY SUBSCRIBER)

Signature	Signature and Capacity

Signature	Signature and Capacity

Name(s) Typed or Printed	Name(s) Typed or Printed

Social Security No.(s)	Tax Identification or Social Security Numbers

Residence Address	Address

City, State and Zip Code	City, State and Zip Code

Mailing Address, if different	Mailing Address, if different

City, State and Zip Code	City, State and Zip Code

ACCEPTED AS
OF JUNE __, 2008:

KAL ENERGY, INC.,
a Delaware corporation

By:
Its:

EXHIBIT A

SUBSCRIBERS
Name of Subscriber	No. Shares Purchased	Aggregate Purchase Price

Gabriel Law Khing Hong
Yam Koi Cheng
Blackmort Nominees Pty Ltd
Total:

EXHIBIT B

“U.S. person” shall mean:

a. any natural person resident in the United States;

b. any partnership or corporation organized or incorporated under the laws of the United States;

c. any estate of which any executor or administrator is a U.S. person;

d. any trust of which the trustee is a U.S. person;

e. any agency or branch of a foreign entity located in the United States;

f. any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States;

g. any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

h. any partnership or corporation if:

i) organized or incorporated under the laws of any foreign jurisdiction; and

ii) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) of the Securities Act) who are not natural persons, estates or trusts

“U.S. person” shall not include:

a. any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States;

b. any estate of which any professional fiduciary acting as executor or administrator is a U.S. person, if:

i) an executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and

ii) the estate is governed by foreign law;

c. any trust of which any professional fiduciary acting as trustee is a U.S. person, if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person;

d. an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country;

e. any agency or branch of a U.S. person located outside the United States, if:

i) the agency or branch operates for valid business reasons; and

ii) the agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and

f. the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.